Exhibit 99.1

RealD Inc. Reports Third Quarter Fiscal 2011 Financial Results

LOS ANGELES (February 3, 2011) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the Company’s financial results for the three and nine months ended December 24, 2010.

Third Quarter Fiscal 2011 Results

For the third quarter of fiscal 2011, RealD reported net revenue of $57.8 million, compared to $30.2 million for the third quarter of fiscal 2010, an increase of 91 percent.

GAAP net loss attributable to common stockholders for the third quarter of fiscal 2011 was $16.6 million, or $0.34 per diluted share, compared to a GAAP net loss attributable to common stockholders of $15.1 million, or $0.61 per diluted share, for the third quarter of fiscal 2010.  Excluding the impact of motion picture exhibitor option expense of $22.0 million and $11.8 million respectively, non-GAAP net income attributable to common stockholders for the third quarter of fiscal 2011 was $5.4 million, compared to a non-GAAP net loss attributable to common stockholders of $3.3 million for the third quarter of fiscal 2010. Non-GAAP net income (loss) attributable to common stockholders is defined below and reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures”.

Adjusted EBITDA for the third quarter of fiscal 2011 was $16.9 million, compared to $5.4 million for the third quarter of fiscal 2010, an increase of 213 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

As of December 24, 2010, the Company had deployed approximately 11,300 RealD-enabled screens, comprised of 6,900 domestic (United States and Canada) RealD-enabled screens and 4,400 international RealD-enabled screens, and representing an increase of 163% from 4,300 screens at December 25, 2009 and an increase of 22% from approximately 9,300 screens at September 24, 2010.

At December 24, 2010, the Company had total cash and cash equivalents of $35.5 million.

Management Comments

“We are pleased that the third quarter marked a continuation of the strong performance we delivered in the first half of fiscal 2011,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “Driven by an increasing 3D film slate and growing consumer demand for an immersive 3D visual experience, the 3D box office continued to expand in the third quarter of fiscal 2011.  Our ability to garner over an estimated 80% of the domestic 3D box office and, we believe, an increasing share of the international 3D box office, serves as a testament to the superior technology and value proposition that RealD delivers to exhibitors.  We look forward to enabling the continued growth of 3D cinema through the ongoing worldwide deployment of our premium RealD 3D cinema systems which deliver a distinctive and immersive 3D visual experience to consumers.”

First Nine Months Fiscal 2011 Results

For the nine months ended December 24, 2010, RealD reported net revenue of $187.6 million, compared to $94.4 million for the nine months ended December 25, 2009, an increase of 99 percent.

GAAP net loss attributable to common stockholders for the nine months ended December 24, 2010 was $16.8 million, or $0.43 per diluted share, compared to a GAAP net loss attributable to common stockholders of $30.4 million, or $1.24 per diluted share, for the nine months ended December 25, 2009.  Excluding the impact of motion picture exhibitor option expense of $34.0 million and $18.0 million respectively, non-GAAP net income attributable to common stockholders for the nine months ended December 24, 2010 was $17.3 million, compared to a non-

GAAP net loss attributable to common stockholders of $12.4 million for the nine months ended December 25, 2009.

Adjusted EBITDA for the nine months ended December 24, 2010 was $44.4 million, compared to $11.5 million for the nine months ended December 25, 2009, an increase of 285 percent.

Second Half Fiscal 2011 & First Half Fiscal 2012 3D Theatrical Release Schedule

(As of February 3, 2011)

Fiscal Q3 2011	Film	Release Date
	My Soul To Take	10/8/2010
	Jackass 3D	10/15/2010
	Saw VII	10/29/2010
	Megamind	11/5/2010
	Tangled (Rapunzel)	11/24/2010
	The Chronicles of Narnia: Voyage of the Dawn Treader 3D	12/10/2010
	Tron: Legacy 3D	12/17/2010
	Yogi Bear	12/17/2010
	Gulliver’s Travels	12/22/2010

Fiscal Q4 2011	Film	Release Date
	The Green Hornet 3D	1/14/2011
	James Cameron Presents Sanctum 3D	2/4/2011
	Gnomeo & Juliet	2/11/2011
	Justin Bieber’s Never Say Never 3D	2/11/2011
	Drive Angry	2/25/2011
	Mars Needs Moms 3D	3/11/2011

Fiscal Q1 2012	Film	Release Date
	Rio	4/15/2011
	Thor	5/6/2011
	Friday the 13th 3D	5/13/2011
	Priest 3D	5/13/2011
	Pirates of the Caribbean: On Stranger Tides	5/20/2011
	Kung Fu Panda: The Kaboom Of Doom	5/26/2011
	Green Lantern	6/17/2011
	Cars 2	6/24/2011

Fiscal Q2 2012	Film	Release Date
	Transformers: Dark Of the Moon 3D	7/1/2011
	Harry Potter: Deathly Hallows Part II	7/15/2011
	Smurfs 3D	8/3/2011
	The Darkest Hour 3D	8/5/2011
	Friday Night 3D	8/19/2011
	Spy Kids 4: Armageddon 3D	8/19/2011
	Conan 3D	8/19/2011
	Final Destination 5 3D	8/26/2011
	Untitled 3D Shark Thriller	9/2/2011
	Piranha 3DD	9/16/2011
	Dolphin Tale 3D	9/16/2011
	Journey 2: The Mysterious Island	9/23/2011

Source: Rentrak

Conference call information

Members of RealD management will host a conference call to discuss its third quarter fiscal 2011 financial results beginning at 4:30 pm ET (1:30 pm PT), today, February 3, 2011.  The conference will be broadcast live over the Internet, hosted at the Investor Relations section of the company’s website at www.reald.com, and will be archived online upon completion of the call.

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for 2010 and 2011; our ability to supply our solutions to our customers on a timely basis; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; and RealD’s projected operating results. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The company’s quarterly report on Form 10-Q for the three and nine months ended December 24, 2010 includes a more detailed discussion of the risks and uncertainties that may cause that could cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of non-GAAP financial measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides non-GAAP net income attributable to common stockholders and Adjusted EBITDA as supplemental measures of its performance.  The company defines non-GAAP net income attributable to common stockholders as net income attributable to common stockholders excluding the impact of motion picture exhibitor option expense.  The company defines Adjusted EBITDA as net income (loss), plus net interest expense, income taxes and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered indicative of the company’s core operating performance.

RealD presents non-GAAP net income attributable to common stockholders and Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, RealD Format and gaming technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2011 RealD Inc.  All Rights Reserved.

Contact:

Addo Communications

Andrew Greenebaum / Laura Foster

310-829-5400

andrewg@addocommunications.com / lauraf@addocommunications.com

RealD Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	December 24,	December 25,	December 24,	December 25,
	2010	2009	2010	2009

Revenue:
License	$18,838	$4,269	$68,390	$25,993
Product and other	38,942	25,926	119,232	68,449
Total revenue	57,780	30,195	187,622	94,442
Cost of revenue:
License	5,301	2,587	11,660	7,099
Product and other	46,341	29,040	138,099	77,586
Total cost of revenue	51,642	31,627	149,759	84,685
Gross margin	6,138	(1,432)	37,863	9,757
Operating expenses:
Research and development	4,347	2,322	10,751	7,327
Selling and marketing	5,813	3,342	15,251	11,123
General and administrative	10,596	3,920	25,195	9,870
Total operating expenses	20,756	9,584	51,197	28,320
Operating loss	(14,618)	(11,016)	(13,334)	(18,563)
Interest expense	(71)	(575)	(873)	(1,149)
Other income (loss)	(431)	(210)	6,376	(670)
Loss before income taxes	(15,120)	(11,801)	(7,831)	(20,382)
Income tax expense	1,648	478	3,299	1,431
Net loss	(16,768)	(12,279)	(11,130)	(21,813)
Net (income) loss attributable to noncontrolling interest	181	261	(692)	726
Accretion of preferred stock	-	(3,093)	(4,934)	(9,278)
Net loss attributable to RealD Inc. common stockholders	$(16,587)	$(15,111)	$(16,756)	$(30,365)

Loss per common share:
Basic and diluted	$(0.34)	$(0.61)	$(0.43)	$(1.24)

Shares used in computing earnings per common share:
Basic and diluted	48,760	24,607	38,689	24,454

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	December 24,	March 26,
	2010	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,472	$13,134
Accounts receivable, net	59,258	51,184
Inventories	43,076	6,539
Deferred costs–eyewear	1,571	1,842
Deferred income taxes	4,349	4,349
Prepaid expenses and other current assets	4,913	1,128
Total current assets	148,639	78,176
Property and equipment, net	5,520	2,558
Cinema systems, net	95,254	40,623
Digital projectors, net-held for sale	10,809	25,521
Goodwill	10,657	10,657
Other intangibles, net	1,963	2,024
Other assets	184	2,587
Total assets	$273,026	$162,146
Liabilities, redeemable convertible preferred stock and equity (deficit)
Current liabilities:
Accounts payable	$57,055	$37,625
Accrued expenses and other liabilities	38,813	24,608
Deferred revenue	16,590	19,430
Credit facility agreement	–	20,066
Income taxes payable	1,420	1,254
Current portion of long-term debt	2,430	9,299
Total current liabilities	116,308	112,282
Deferred revenue, net of current portion	15,098	14,144
Virtual print fee liability and customer deposits	4,533	8,331
Long-term debt, net of current portion	486	2,031
Deferred tax liability	4,413	4,413
Commitments and contingencies
Series C mandatorily redeemable convertible preferred stock,	–	62,831
Equity (deficit)	–
Series A redeemable convertible preferred stock	–	1,978
Series B redeemable convertible preferred stock	–	2,970
Series D redeemable convertible preferred stock	–	19,952
Common stock	284,297	68,371
Accumulated deficit	(154,047)	(137,291)
Total RealD Inc. stockholders’ equity (deficit)	130,250	(44,020)
Noncontrolling interest	1,938	2,134
Total equity (deficit)	132,188	(41,886)
Total liabilities, mandatorily redeemable convertible preferred stock and equity (deficit)	$273,026	$162,146

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended		Nine months ended
	December 24,	December 25,	December 24,	December 25,
(in thousands)	2010	2009	2010	2009

Net loss	$(16,768)	$(12,279)	$(11,130)	$(21,813)
Add (deduct):
Interest expense	71	575	873	1,149
Income tax expense	1,648	478	3,299	1,431
Depreciation and amortization	4,384	2,010	10,428	5,387
Other (income) loss (1)	431	210	(6,376)	670
Share-based compensation expense (2)	2,980	763	5,988	2,230
Exhibitor option expense (3)	21,960	11,794	34,008	17,966
Impairment of assets and intangibles (4)	519	115	814	408
Sales and use tax (5)	1,291	1,470	5,443	3,323
Property tax (6)	392	174	839	494
Management fee (7)	-	87	175	263
Adjusted EBITDA	$16,908	$5,397	$44,361	$11,508

(1)

Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gain of $6.7 million from the sale of digital projectors in the nine month period ended December 24, 2010.

(2)	Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers, directors and consultants.
(3)	Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as contra revenue in the condensed consolidated financial statements.
(4)	Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.
(5)	Represents taxes incurred by us for cinema license and product revenue.
(6)	Represents property taxes on RealD Cinema Systems and digital projectors.
(7)

Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).

Reconciliation of Net Loss Attributable to Common Stockholders to

Non-GAAP Net Income (Loss) Attributable to Common Stockholders

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	December 24,	December 25,	December 24,	December 25,
(in thousands):	2010	2009	2010	2009
Net loss attributable to common stockholders:	$(16,587)	$(15,111)	$(16,756)	$(30,365)
Adjustment:
Exhibitor option expense	21,960	11,794	34,008	17,966
Non-GAAP net income (loss) attributable to common stockholders:	$5,373	$(3,317)	$17,252	$(12,399)